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                                                                     EXHIBIT 2.6

                               FIRST AMENDMENT TO
                       STOCK AND ASSET PURCHASE AGREEMENT
                            FOR WET PRODUCTS DIVISION

        THIS FIRST AMENDMENT TO STOCK AND ASSET PURCHASE AGREEMENT FOR WET PRODUCTS DIVISION (the "First Amendment"), dated as of March 17, 2003, is entered into by and among Mattson Technology, Inc., a Delaware corporation ("Mattson"), Mattson International, Inc., a Delaware corporation ("MII"), Mattson Wet Products, Inc., a Pennsylvania corporation ("WPI"), Mattson Technology Finance, Inc., a Delaware corporation ("MTF"), and SCP Global Technologies, Inc., a Delaware corporation ("Buyer"), as assignee from SCP Global Technologies, Inc., an Idaho corporation ("SCP Idaho").

                                    RECITALS

        A. Mattson, MII, WPI, MTF and SCP Idaho have entered into that certain Stock and Asset Purchase Agreement for Wet Products Division, dated as of February 12, 2003 (the "Original Agreement"). Buyer has become party to the Original Agreement as assignee from SCP Idaho.

        B. The parties desire to amend the Original Agreement as set forth below.

        NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, Mattson, MII, WPI, MTF and Buyer agree as follows:

        1. Definitions. Unless otherwise defined herein or the context otherwise requires, capitalized terms used in the First Amendment shall have the respective meanings ascribed to such terms in the Original Agreement. Upon the effectiveness of the First Amendment, the terms defined in the First Amendment shall be incorporated into the Original Agreement as if such terms were originally defined therein.

        2. Domicile of MTF. All references in the Original Agreement (including in the introductory paragraph, on Exhibit B, in the introductory paragraph of the Disclosure Schedule and in Section 5.3(b) of the Disclosure Schedule) which indicate that Mattson Technology Finance, Inc. is a Pennsylvania corporation are hereby amended to indicate that it is a Delaware corporation.

        3. List of Patent Applications. The table in Section 2.9(h)(ii) of the Mattson Disclosure Schedule, under the caption "U. S. PATENT APPLICATIONS (Active Files) - MATTSON TECHNOLOGY IP, INC.," is hereby amended as indicated on the Mattson Disclosure Schedule Supplement dated March 17, 2003.

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        4.      Addition to Section 5.14 of the Mattson Disclosure Schedule.
Section 5.14 of the Mattson Disclosure Schedule is amended to add the item set forth in the Mattson Disclosure Schedule Supplement dated March 17, 2003.

        5. Amendments and Waivers. A new Section 9.13 shall be added to the Original Agreement to read in its entirety as follows:

        "9.13   Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of only Mattson and Buyer. Any amendment or waiver effected in accordance with this
Section 9.13 shall be binding upon MII, WPI and MTF. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision."

        6. No Other Changes. Except as expressly amended or modified by this First Amendment, the Original Agreement remains in full force and effect.

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        IN WITNESS WHEREOF, Mattson, MII, WPI, MTF and Buyer have caused this
Agreement to be executed and delivered by each of them or their respective officers thereunto duly authorized, all as of the date first written above.

SCP GLOBAL TECHNOLOGIES, INC.,
a Delaware corporation


By:      /s/ MARK PETERSON
    ------------------------------------------
         Mark Peterson
         President and Chief Executive Officer

MATTSON TECHNOLOGY, INC.


By:      /s/ DAVID DUTTON
    ------------------------------------------
         David Dutton
         President and Chief Executive Officer

MATTSON INTERNATIONAL, INC.


By:      /s/ DAVID DUTTON
    ------------------------------------------
         David Dutton
         President

MATTSON WET PRODUCTS, INC.


By:      /s/ DAVID DUTTON
    ------------------------------------------
         David Dutton
         President

MATTSON TECHNOLOGY FINANCE, INC.


By:      /s/ LUDGER VIEFHUES
    ------------------------------------------
         Ludger Viefhues
         Treasurer

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